CERTIFICATION

Re:  Morgan Stanley Bank of America Merrill Lynch Trust 2014-C18, Commercial Mortgage Pass-Through Certificates, Series 2014-C18 (the “Transaction”), issued pursuant to the Pooling and Servicing Agreement dated as of September 1, 2014 (the “Pooling and Servicing Agreement”), executed in connection with the Transaction (capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement).

I, Jane Lam, certify that:

1.         I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Morgan Stanley Bank of America Merrill Lynch Trust 2014-C18 (the “Exchange Act periodic reports”);

2.         Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.         Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.         Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) have fulfilled their obligations under the servicing agreement(s) in all material respects; and

5.        All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

●	U.S. Bank National Association, as Trustee

●	U.S. Bank National Association, as Certificate Administrator

●	U.S. Bank National Association, as Custodian

●	Wells Fargo Bank, National Association, as Master Servicer

●	Rialto Capital Advisors, LLC, as Special Servicer

●	Park Bridge Lender Services LLC, as Operating Advisor

●	CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant

●	National Tax Search, LLC, as Servicing Function Participant

Date: March 30, 2021

By	/s/ Jane Lam
Name: Jane Lam
Title: President

SOX Certification – MSBAM 2014-C18